UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2004

Medicsight, Inc
(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

46 Berkeley Square, London, United Kingdom	W1J 5AT
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-44-20-7598-4070

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 23, 2004 Medicsight, Inc appointed three independent directors, Sir Christopher Paine, Mr Peter Venton OBE and Neal Wyman, to the Board of Directors.

Sir Christopher Paine and Mr Peter Venton OBE are independent directors of Medicsight, Inc’s majority owned subsidiary Medicsight PLC.

Mr Neal Wyman trained as a chartered accountant (ACA) with Coopers and Lybrand before moving to KPMG where he worked in the Far East. He moved into the recruitment industry in London specialising in financial services, gaining experience with a diverse range of clients.  He entered executive search in 1981, initially specialising in the financial services industry before broadening into general appointments and professional services.  He now focuses on general management, finance and non-executive appointments in both private and quoted companies, with particular focus on venture capital. He is a graduate of the London School of Economics.

On November 23, 2004 Medicsight, Inc awarded Mr Timothy Paterson-Brown, Chief executive Officer, a contract of employment consisting of an annual salary of £120,000 ($216,000) with no additional benefits or bonus scheme.

On November 17, 2004 Medicsight, Inc’s majority owned subsidiary Medicsight PLC announced that Susan Wood had been appointed its Chief Operating Officer.

Audit Committee

On November 25, 2004 the Board of Directors of Medicsight, Inc established an Audit Committee and adopted the Audit Committee Charter. The Board also adopted the Company’s Code of Ethics.

Subsequently Mr Neal Wyman, Mr Peter Venton OBE and Professor Nadey Hakim , all being independent directors, were appointed to serve on the Audit Committee. The Audit Committee had their first meeting on November 26, 2004 and approved both the Audit Committee Charter and the Company’s Code of Ethics.

Mr Neal Wyman will chair the Audit Committee and the Company can certify that Mr Wyman fulfills the requirements for a member of the Audit Committee to be financially sophisticated.

All Audit Committee members will receive an annual salary of $15,000 and options over 25,000 shares of the Company’s stock once the Medicsight, Inc option scheme has been established and approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC.
	By:	/s/ Tim Paterson-Brown
Tim Paterson-Brown
Chief Executive Officer
Date: November 30, 2004